Exhibit 99.5

Linkers Industries Limited

Lot A99, Jalan 2A-3, A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL
Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia

August 9, 2024

VIA EDGAR

Division of Corporation Finance
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:	Linkers Industries Limited Registration Statement on Form F-1 (File No. 333-279752) Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Linkers Industries Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing on the date hereof of its Amendment No. 2 to registration statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering and listing on the Nasdaq Capital Market of the Company’s Class A ordinary shares, par value US$0.00001 per share.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, as of and for the years ended June 30, 2023 and 2022 and unaudited interim consolidated financial statements as of and for the six months ended December 31, 2023 and 2022.

The Company respectfully requested that the Commission waive the requirement of Item 8.A.4 of Form 20-F (the “Waiver Request”), which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the filing (the “12-Month Requirement”).

The Company is submitting this Waiver Request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement in cases where “the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.” In addition, in the 2004 release by the staff of the Division of Corporation Finance of the Commission entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm), at Section III. B. c), staff of the Commission notes that: “the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with the Waiver Request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to comply with the 12-Month Requirement.

3.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the year ended June 30, 2024 will be available until September 2024.

5.	In no event will the Company seek effectiveness of its registration statement on Form F-1 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company is submitting this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Linkers Industries Limited

By:	/s/ Man Tak Lau
Name: Man Tak Lau
Title: Chairman of the Board of Directors